UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      October 30, 2006
THE CATO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On October 30, 2006, the Company issued a press release announcing that Reynolds C. Faulkner, its Executive Vice President and Chief Financial Officer, has resigned as of October 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1, and the contents thereof are incorporated herein by reference.
After careful consideration it was determined to be in the mutual interest of both parties for Mr. Faulkner to resign to pursue other interests. Mr. Faulkner’s resignation was not related to any controversy or disagreement between Mr. Faulkner and the Company regarding financial reporting or regulatory matters, including issues covered by the Sarbanes Oxley Act of 2002.
The terms of any severance for Mr. Faulkner have not been finalized, but will be disclosed as required by applicable securities regulations when they are determined.
Robert Sandler, Senior Vice President and Controller, will temporarily serve as the Principal Financial Officer of the Company, effective October 30, 2006, until a successor to Mr. Faulkner is appointed. As the Principal Financial Officer, Mr. Sandler will report directly to John Cato, the Chairman, President and Chief Executive Officer of the Company.
Mr. Sandler, age 60, has been employed by the Cato Corporation as Senior Vice President and Controller since September 1988.
Mr. Sandler does not have an employment agreement with the Company.
A copy of the Company’s press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits
     (d)      Exhibits
          99.1      Press release issued on October 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

November 1, 2006	/s/ John P. D. Cato

Date	John P. D. Cato Chairman, President and Chief Executive Officer

November 1, 2006	/s/ Robert M. Sandler

Date	Robert M. Sandler Senior Vice President Controller

Exhibit Index
Exhibit
99.1      Press release issued on October 30, 2006

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